SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of March 9, 2012 (the “Effective Date”) by and among POWER-SAVE ENERGY COMPANY, a Utah corporation (“POWER-SAVE”), BLUESTONE, S.A., a “closed” Chilean corporation (“BLUESTONE”), and the shareholders of BLUESTONE, S.A. (“BLUESTONE Shareholders”), with reference to the following facts:

A.	BLUESTONE is in the business of copper mining and the manufacturing of food grade copper sulfate. (the “BLUESTONE Business”).

B.	BLUESTONE Shareholders, as listed on Appendix II attached hereto, own 100% of the issued and outstanding share capital of BLUESTONE.

C.           On the terms and subject to the conditions of this Agreement, BLUESTONE and BLUESTONE Shareholders desire to sell and POWER-SAVE desires to purchase 100% of BLUESTONE’s outstanding share capital.

D.           For purposes of this Agreement, capitalized terms used and not otherwise expressly defined herein shall have the respective meanings specified or referred to in Appendix I attached hereto.

NOW THEREFORE, with reference to the facts set forth in the Recitals and in consideration of the mutual covenants, conditions, representations and warranties hereinafter set forth, the parties agree as follows:

1.	Purchase and Sale of Assets

1.1   On the terms and subject to the conditions set forth in this Agreement, BLUESTONE agrees to sell, convey, assign, transfer and deliver to POWER-SAVE, and POWER-SAVE agrees to purchase from BLUESTONE, at the Closing Date, all of BLUESTONE’s right, title and interest in and to all of its assets, free and clear of all Encumbrances, including without limitation the following:

(a)   Any and all Contracts (the “Assumed Contracts”), other than the Contracts listed as Retained Assets, including but not limited to those Contracts listed on Schedule 1.1(a) of the BLUESTONE Disclosure Schedule;

(b)   Any and all Acquired Intellectual Property, including but not limited to the Intellectual Property listed on Schedule 1.1(b) of the BLUESTONE Disclosure Schedule;

(c)   All Accounts Receivable of BLUESTONE, including but not limited to those listed in the Closing Asset Schedule;

(d)   The leasehold or license interests in real property, buildings and improvements thereon, and easements, rights of way and other rights appurtenant thereto;

(e)   All Inventory and Inventories of work-in-progress, active job orders, and other accessories thereto, of BLUESTONE including but not limited to the Inventory identified on the Closing Asset Schedule;

(f)   Any and all furniture, fixtures, equipment, machinery, office and other supplies, computer equipment, and other tangible personal property of BLUESTONE (“Tangible Assets”);

(g)   BLUESTONE’s current and prospective client list and client data;

(h)   All Software, including but not limited to the Software listed on Schedule 1.1(i) of the BLUESTONE Disclosure Schedule;

(i)	All books and records used or held for use of the BLUESTONE
Business or otherwise relating to the BLUESTONE Business;

(j)  The interest of BLUESTONE in the subsidiaries of BLUESTONE, including its 60% ownership of Sulfatos Chile SA;

(k)  Interests of BLUESTONE in any mining development or exploration claims or licenses;

                       (l)   All goodwill and going concern value of BLUESTONE;

(m)   All other assets owned by BLUESTONE, whether or not such assets are included in the BLUESTONE Disclosure Schedule;

      (n)          The minute books, Charter Documents, stock transfer books and records, and corporate seal of BLUESTONE; and

(o)   All bank accounts of BLUESTONE.

1.2   Effective on the Closing Date, BLUESTONE hereby constitutes and appoints POWER-SAVE, its successors and assigns, the true and lawful attorney of BLUESTONE with full power of substitution, in BLUESTONE’s name and stead, but on behalf and for the benefit of POWER-SAVE, its successors and assigns: (i) to collect, demand and receive any and all of the Acquired Assets transferred hereunder and to give receipts and releases for and in respect of the same; (ii) to institute and prosecute in BLUESTONE’s name, or otherwise, and at POWER-SAVE's costs and expense, for the benefit of POWER-SAVE, any and all Proceedings; and (iii) to take any and all other reasonable action designed to vest more fully in POWER-SAVE the Acquired Assets in order to provide for POWER-SAVE the benefit, use, enjoyment and possession of the Acquired Assets.  BLUESTONE acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason.  POWER-SAVE shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.

1.3   After the Closing, BLUESTONE shall promptly transfer or deliver to POWER-SAVE or its designee any cash or other property that BLUESTONE may receive in respect of any deposit, prepaid expense, claim, Proceedings, Accounts Receivable, Contract, sales order, or purchase order, of any character, or any other item constituting a part of the Acquired Assets.  After the Closing Date, BLUESTONE shall permit POWER-SAVE to endorse with the name of BLUESTONE for deposit in POWER-SAVE’s account any checks or drafts received in payment thereof.  After the Closing Date, BLUESTONE hereby agrees to cooperate with POWER-SAVE to notify any and all account debtors, suppliers, distributors, or other Persons related to the BLUESTONE Business regarding the transfer of the BLUESTONE Business to POWER-SAVE. If BLUESTONE is contacted by any actual or potential customers of POWER-SAVE, BLUESTONE shall refer any and all such customers to POWER-SAVE; provided, however, that neither BLUESTONE shall have any liability to POWER-SAVE solely by reason of any reasonable delay in referring such customer to POWER-SAVE.

1.4   If after the Closing Date, BLUESTONE or POWER-SAVE identifies any right, title or interest in or to any asset that such Party believes should be an Acquired Asset, such Party shall notify the other Parties hereto and the Parties shall determine whether to include such asset as an Acquired Asset.  If such asset would have been an Acquired Asset as of the date hereof or at the Closing Date, BLUESTONE shall promptly transfer and assign such right, title and interest to POWER-SAVE for no further consideration; provided, however, that POWER-SAVE shall retain the right in its sole discretion to reject the transfer of any such asset, in which case it shall be deemed a Retained Asset.  For the avoidance of doubt, POWER-SAVE shall not be required to accept any additional asset and, if POWER-SAVE accepts such asset, to assume the obligations associated with such asset other than obligations arising after the Closing.

1.5   POWER-SAVE shall not assume, become responsible for, or incur, any Liability of BLUESTONE of any nature whatsoever, whether arising before or after the Closing Date, other than the following obligations of BLUESTONE (the “Assumed Obligations”):

(a)   Any and all of BLUESTONE’s obligations arising after the Closing Date under the Assumed Contracts; and

(b)   The Accounts Payable set forth on the Closing Asset Schedule.

1.6   For avoidance of doubt, the Assumed Obligations shall not include, without limitation, the following:

(a)  Any compensation or benefit expenses of BLUESTONE; and

(b)  Any Tax liability of BLUESTONE.

1.7   BLUESTONE and the BLUESTONE Shareholders shall not assume, become responsible for, or incur, any Liability of POWER-SAVE of any nature whatsoever,arising before  the Closing Date.

2.   Share Exchange/Purchase Price

2.1   As consideration for the sale, conveyance, assignment, transfer and delivery of the Acquired Assets, the parties agree to the following exchange of shares (the “Purchase Price”):

(a)   At Closing, POWER-SAVE shall issue to BLUESTONE (or BLUESTONE’s shareholders) 60,000,000 shares of Common Stock (the “POWER-SAVE Closing Shares”);

(b)   At Closing, BLUESTONE Shareholders shall transfer to POWER-SAVE Closing Shares of its capital stock representing 100% of all capital stock outstanding (the “BLUESTONE Closing Shares” or together with the “POWER-SAVE Closing Shares”, the “Closing Shares”);

2.2           The BLUESTONE Shareholders acknowledge and agree that the POWER-SAVE Closing Shares are being issued pursuant to exemptions from the prospectus and registration requirements of the Securities Act, including but not limited to Section 4(2) and 4(6) of the Securities Act. The BLUESTONE Shareholders acknowledge that the POWER-SAVE Closing Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.  As required by applicable securities laws, the BLUESTONE Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities laws. All certificates representing the POWER-SAVE Closing Shares issued on Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the POWER-SAVE Closing Shares will be issued to the BLUESTONE Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3           The name of POWER-SAVE shall be changed to a mining related name as mutually agreed by the parties hereto, and BLUESTONE will be entitled to designate three (3) members to the POWER-SAVE board of directors, Larry Zielke, Juan Carlos Camus Villegas, and Angelique de Maison.

3.   Closing

3.1   The closing (the “Closing”) of the share exchange and purchase and sale of the Acquired Assets shall take place at 2368 2nd Ave, San Diego, California, United States, or such other place and on such date on or before March 31, 2012 as the parties may agree upon in writing (such time of closing, the “Closing Date”).

3.2   All proceedings to be taken and all documents to be executed and delivered by BLUESTONE in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to POWER-SAVE and its counsel.  All proceedings to be taken and all documents to be executed and delivered by POWER-SAVE in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to BLUESTONE and its counsel.  All proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed to have been taken nor any documents executed or delivered until all have been taken, executed and delivered.

4.   Representations and Warranties of BLUESTONE

Except as set forth in the BLUESTONE Disclosure Schedule, BLUESTONE hereby represents and warrants to POWER-SAVE that:

4.1   BLUESTONE is a closed corporation duly organized in 2012, validly existing and in good standing under the laws of Santiago, Chile.  BLUESTONE has the requisite power and authority to own and operate its assets, properties, and business and to carry on its business as now conducted.

4.2   BLUESTONE has the requisite power and authority to execute and deliver this Agreement and any other agreements contemplated hereby to which it is a party and to perform any obligations hereunder and thereunder.  This Agreement and any other agreements contemplated hereby to which BLUESTONE is a party have been duly executed and delivered by BLUESTONE and, assuming due execution and delivery hereof and thereof by POWER-SAVE, constitute the valid, binding and enforceable obligations of BLUESTONE, enforceable against BLUESTONE in accordance with their terms.

4.3   BLUESTONE is the sole and exclusive owner of, and has good and marketable title to, all the Acquired Assets and the Acquired Assets are free and clear from any Encumbrances.  Each tangible item of the Acquired Assets is in good operating condition and repair, reasonable wear and tear excepted, usable in the ordinary course of business, adequate for the uses to which it is being put, and is not, in any material respect, in violation of any applicable Legal Requirement.  BLUESTONE has not agreed to Transfer any of the Acquired Assets to any other Person, other than the sale of inventory in the ordinary course of business.  The Acquired Assets include all the operating assets, together with the goodwill, associated with the Business of the BLUESTONE. The BLUESTONE Business is the only business conducted by BLUESTONE.  Schedule 4.3 to the BLUESTONE Disclosure Schedule sets forth a list of all of BLUESTONE’s Assets as of the Closing Date.

4.4   All of the Equity Interests of BLUESTONE are owned by the BLUESTONE’s Shareholders.

4.5   Neither the execution and delivery of this Agreement nor the performance of BLUESTONE’s obligations contemplated hereby will (a) violate the Charter Documents of BLUESTONE, (b) violate or conflict with any Order or applicable Legal Requirement of any Governmental Body having jurisdiction over BLUESTONE or its assets or properties, (c) result in the acceleration of obligations, breach or termination of, or constitute a default under, any Contract to which BLUESTONE is subject, or (d) result in the creation of any Encumbrance upon any of the Acquired Assets.  Neither the execution and delivery of this Agreement nor the consummation of any transaction contemplated hereby requires BLUESTONE to obtain any Consent from any Governmental Body or under any Contract to which BLUESTONE is subject.

4.6   BLUESTONE is, and after giving effect to the transactions contemplated hereby, will be, solvent, and the value of its assets, at a fair valuation, is, and after giving effect to the transactions contemplated hereby, will be, greater than all of its debts.  BLUESTONE has not at any time (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditor, (c) suffered the appointment of a receiver to take possession of all or any portion of its assets, (d) suffered the attachment or judicial seizure of all or any portion of its assets, (e) admitted in writing its inability to pay its debts as they come due or (f) made an offer of settlement, extension or composition to its creditors generally.

4.7   BLUESTONE owns the interests in the subsidiaries as listed in Schedule 4.7 to the BLUESTONE Disclosure schedule.  The subsidiaries of BLUESTONE own the interests in the mining claims described in Schedule 4.7b to the BLUESTONE Disclosure Schedule.

4.8   None of the BLUESTONE’s Shareholders nor any of their Affiliates (a) has any direct or indirect ownership interest in any supplier, customer, lessor, sublessor, or other Person that does business with BLUESTONE or (b) has any direct or indirect ownership interest in the Acquired Assets (other than solely by reason of such Person’s ownership of Equity Interests of BLUESTONE).

4.9   BLUESTONE is in material compliance with all applicable Legal Requirements.  There is no Proceeding pending, or to the knowledge of BLUESTONE threatened, involving BLUESTONE or any of its assets or any of its directors, officers, managers or employees in their capacities as such.

4.10   BLUESTONE is a newly formed company that has not yet been required to file Tax Returns.  BLUESTONE has not ever received written notice from any Governmental Body in a jurisdiction where it does not currently file Tax Returns or reports to the effect that it is or may be subject to taxation by that jurisdiction.

4.11   The BLUESTONE Financial Statements are complete and correct, have been prepared from the books and records of BLUESTONE in accordance with GAAP consistently applied throughout the periods involved, except for changes specified therein and except that unaudited financial statements are not accompanied by notes.  The BLUESTONE Financial Statements present fairly the financial condition, results of operations, changes in equity and changes in cash flows of BLUESTONE as of the dates thereof and for the periods specified therein. Except as set forth in the most recent balance sheet contained in the BLUESTONE Financial Statements or trade payables incurred in the ordinary course of business of BLUESTONE after such date, BLUESTONE has no Liabilities.

4.12   Since the date of the last BLUESTONE Financial Statements; BLUESTONE has operated only in the ordinary course of business consistent with past practices and BLUESTONE has not:

(a)   Suffered any change in the condition (financial or otherwise), results of operations, assets, liabilities or manner of conducting its business, other than changes arising in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect;

(b)   Adopted, entered into or amended any Employee Benefit Plan, or increased the compensation payable or to become payable to, or increased the contractual term of employment of, any employee except, with respect to employees who are not officers or directors, in the ordinary course of business;

(c)   Acquired, transferred or granted any interest in any of its assets or properties, whether tangible or intangible, except in the ordinary course of business;

(d)   Permitted the imposition of any Encumbrance on any interest in any of its assets or properties, whether tangible or intangible, except in the ordinary course of business;

(e)   Suffered any material damage, destruction or casualty loss of any inventory or tangible assets, whether or not covered by insurance;

(f)   Transferred or permitted the lapse of any material Intellectual Property right or termination of any Contract related to any material Intellectual Property right under which BLUESTONE (insofar as it is used solely by BLUESTONE) has any right or license;

(g)   Incurred any Indebtedness;

(h)   Acquired or invested in any other companies or businesses, whether or not such acquisitions/investments are in the ordinary course of business;

(i)   Declared, paid, or set aside for payment, any dividends or distributions;

(j)   Purchased, redeemed, issued, sold, Encumbered, granted or otherwise acquired or disposed of any of its Equity Interests;

(k)   Made any capital expenditures, other than in the ordinary course of business;

(l)   Entered into any Contract to lease or purchase real property; or

           (m)   Made material changes in (i) any of its business policies or practices applicable to the BLUESTONE Business, including, without limitation, those relating to advertising, marketing, purchasing, personnel, the collection of Accounts Receivable or the payment of Accounts Payable, or (ii) the types or nature of its services, other than changes that are related to the transactions contemplated by this Agreement or that arise in the ordinary course of business;

(n)   Except reimbursement of expenses, made any payment or incurred any obligation to any Affiliates of BLUESTONE in any capacity (including as an officer and employee of BLUESTONE); or

(o)   Agreed or committed to do any of the foregoing.

4.13   BLUESTONE makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect BLUESTONE’s transactions and dispositions of assets.  The present system of internal accounting controls of BLUESTONE, which will be transferred to POWER-SAVE pending the Closing Date, reasonably assures that transactions are recorded as necessary to (a) permit the preparation of financial statements on a basis consistent with past practices, (b) fairly present the financial condition and results of operations of BLUESTONE, and (c) maintain accountability for assets. BLUESTONE has not used any improper accounting practices to incorrectly reflect or not reflect any of its assets, liabilities, revenues or expenses.

4.14   With respect to each Contract to which BLUESTONE is a party or is otherwise subject, including but not limited to the Assumed Contracts:  (a) BLUESTONE has delivered to POWER-SAVE a correct and complete copy of each such Contract, as amended to date, and no other agreements exist that limit the rights set forth in such Contracts; (b) BLUESTONE is not in default or breach of its obligations thereunder; and (c) no claim of default or breach has been made against BLUESTONE thereunder, and no event has occurred which, with the passage of time or the giving of notice, will result in the occurrence of a default or breach by BLUESTONE.  To the Knowledge of BLUESTONE, no other Person that is party to a Contract with BLUESTONE is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default by such Person that is party to a Contract with BLUESTONE, or permit termination, modification or acceleration under such Contract.

4.15   All operations and activities of BLUESTONE with respect to the Acquired Assets have been in all material respects in compliance with all Legal Requirements and any and all Governmental Authorizations governing, or in any way relating to, the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge, emission, release or disposal (whether accidental or intentional) of Hazardous Substances.  BLUESTONE has not received any written notice of any Proceedings pending or threatened against BLUESTONE by any Governmental Body or any Person relating to Hazardous Substances.

4.16   Schedule 1.1(b) sets forth a complete and accurate list of the Acquired Intellectual Property, and whether BLUESTONE owns or licensees such Acquired Intellectual Property (and if licensed, the name of the licensor and a description of the license), and such list represents all of the Intellectual Property of BLUESTONE.  BLUESTONE owns or possesses, or owns or possesses licenses or other valid rights to use, all Acquired Intellectual Property and, to BLUESTONE's knowledge, the conduct of the BLUESTONE Business as now being conducted and the use of the Intellectual Property by BLUESTONE does not infringe or conflict with, nor has it been alleged to infringe or conflict with, any patents, trademarks, trade names or copyrights or other Intellectual Property rights of others.  There are no pending re-examination, opposition, interference, cancellation or other Proceedings with respect to any of the Acquired Intellectual Property, no Order has been rendered by any court of law or authority, and no Proceeding or pending litigation in a court of law exists to which BLUESTONE is a party, which would prevent BLUESTONE or POWER-SAVE from using or enjoying any of the Acquired Intellectual Property.

4.17   BLUESTONE has not entered into any written employment, consulting or severance agreement with any of its directors, officers, or employees or any agreement prohibiting or restricting the termination of his or her employment.  BLUESTONE is not subject to any Employee Benefit Plan.  No current officer or employee of BLUESTONE will be entitled to any severance payments upon his or her termination of employment, and no former officer or employee of BLUESTONE currently is receiving such severance payments; and no director, officer, or employee of BLUESTONE is entitled to receive a bonus or other compensation payment based upon the completion of the transactions contemplated by this Agreement.

4.18   No Person has acted as a finder, broker, or other intermediary on behalf of BLUESTONE  in connection with this Agreement or the transactions contemplated hereby, and no Person is entitled to any broker’s or finder’s fee or similar fee with respect to this Agreement or such transactions as a result of actions taken by BLUESTONE.

4.19   No representation or warranty of BLUESTONE contained in this Agreement or in any schedule, exhibit, agreement, or document delivered pursuant to this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

5.   Securities Representations

5.1   BLUESTONE Shareholders represent and warrant to POWER-SAVE that:

(a)   BLUESTONE Shareholders will acquire the Shares for BLUESTONE’s own account for investment and not with a view to, or for resale in connection with, a distribution of the Shares within the meaning of the Securities Act.  In that regard, BLUESTONE Shareholders understand that (i) the Shares have not been registered under the Securities Act or under any state securities laws and are therefore “restricted securities”; and (ii) the Shares may not be Transferred unless they are registered under the Securities Act or an exemption from such registration is available.

(b)   BLUESTONE Shareholders understand that an investment in the Shares involves risk.

(c)   BLUESTONE Shareholders have such knowledge and experience in financial and business matters that BLUESTONE Shareholders are capable of evaluating the merits and risks of an investment in the Shares and in protecting their own interests in connection with this transaction; and BLUESTONE Shareholders have had the opportunity to investigate the business and affairs of POWER-SAVE and to ask questions of POWER-SAVE’s officers, either directly or through BLUESTONE’s authorized representatives; and

(d)   BLUESTONE Shareholders are each “accredited investors” as defined in Regulation D under the Securities Act.

5.2   POWER-SAVE represents and warrants to BLUESTONE, in connection with its receipt of any Shares as a distribution from BLUESTONE, that:

(a)   POWER-SAVE will acquire the Shares for such POWER-SAVE’s own account for investment and not with a view to, or for resale in connection with, a distribution of the Shares within the meaning of the Securities Act.  In that regard, such POWER-SAVE understands that (i) the Shares have not been registered under the Securities Act or under any state securities laws and are therefore “restricted securities”; and (ii) the Shares may not be Transferred unless they are registered under the Securities Act or an exemption from such registration is available;

(b)   POWER-SAVE understands that an investment in the Shares involves risk;

(c)   POWER-SAVE has such knowledge and experience in financial and business matters that POWER-SAVE is capable of evaluating the merits and risks of an investment in the Shares and in protecting POWER-SAVE’s own interests in connection with this transaction; and such POWER-SAVE’s has had the opportunity to investigate the business and affairs of POWER-SAVE and to ask questions of POWER-SAVE’ s officers, either directly or through BLUESTONE’s authorized representatives; and

(d)   POWER-SAVE is an “accredited investor” as defined in Regulation D under the Securities Act.

5.3   BLUESTONE and POWER-SAVE understand and agree that each certificate evidencing the POWER-SAVE Closing Shares will bear the following or a similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

5.4   POWER-SAVE agrees that BLUESTONE's distribution of any of the POWER-SAVE Closing Shares to any BLUESTONE Shareholder does not constitute a violation of any of BLUESTONE's representations and warranties.

6.   Representations and Warranties of POWER-SAVE

POWER-SAVE hereby represents and warrants to BLUESTONE:

6.1   POWER-SAVE is a corporation duly organized and validly existing and in good standing under the laws of the State of Utah.  POWER-SAVE has the requisite power and authority to own and operate its assets, properties and business and to carry on its obligations hereunder.

6.2   POWER-SAVE has the requisite power and authority to execute and deliver this Agreement and any other agreements contemplated hereby to which it is a party and to perform any obligations hereunder and thereunder.  This Agreement and any other agreements contemplated hereby to which it is a party have been duly executed and delivered by POWER-SAVE and, assuming due execution and delivery hereof and thereof by BLUESTONE, as the case may be, constitute the valid, binding and enforceable obligations of POWER-SAVE, enforceable against POWER-SAVE in accordance with their terms.

6.3   Neither the execution and delivery of this Agreement nor the performance of the obligations of either POWER-SAVE contemplated hereby will (a) violate the Charter Documents of either POWER-SAVE, (b) violate or conflict with any Order or applicable Legal Requirement of any Governmental Body having jurisdiction over either POWER-SAVE or their assets or properties, or (c) result in the acceleration of obligations, breach or termination of, or constitute a default under, any Contract to which POWER-SAVE is subject.  Neither the execution and delivery of this Agreement nor the consummation of any transaction contemplated hereby requires POWER-SAVE to obtain any Consent from any Governmental Body or under any Contract to which either POWER-SAVE is subject.

6.4   The authorized capital stock of POWER-SAVE consists of 100,000,000 shares of Common Stock, of which approximately 2,830,000 shares (the “POWER-SAVE Shares”) are issued and outstanding as of the Effective Date.  All of the POWER-SAVE Shares have been validly issued and are fully paid and non-assessable, and were issued in compliance with all applicable federal and state securities laws.  POWER-SAVE has no outstanding Stock Equivalents.  POWER-SAVE is not a party to any Contract requiring it to purchase, redeem or otherwise acquire, any POWER-SAVE Closing Shares or any shares of the capital stock of POWER-SAVE.

6.5                POWER-SAVE makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect POWER-SAVE’s transactions and dispositions of assets.  The present system of internal accounting controls POWER-SAVE reasonably assures that transactions are recorded as necessary to (a) permit the preparation of financial statements on a basis consistent with past practices, (b) fairly present the financial condition and results of operations of POWER-SAVE, and (c) maintain accountability for assets. POWER-SAVE has not used any improper accounting practices to incorrectly reflect or not reflect any of its assets, liabilities, revenues or expenses.

6.6   POWER-SAVE has made all filings with the SEC required to be filed by it under the Exchange Act for the twelve months preceding the date hereof.  POWER-SAVE’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”), and each filing by POWER-SAVE with the SEC after the filing of the 2010 Form 10-K: (a) did not contain any untrue statement of a material fact and did not omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.  The financial statements of POWER-SAVE included in the 2010 Form 10-K and subsequent reports on Form 10-Q were prepared in accordance with GAAP (except, with respect to any unaudited financial statements, as permitted by applicable SEC rules or requirements) applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of POWER-SAVE as of the dates thereof and the results of operations of POWER-SAVE for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

6.7   The Charter Documents of POWER-SAVE are those included as Exhibits 3.1 to the Form 10 filed by POWER-SAVE with the SEC on April 4, 2000, and such Charter Documents as amended remain in full force and effect.

6.8   No representation or warranty of POWER-SAVE contained in this Agreement or in any schedule, exhibit, agreement, or document delivered pursuant to this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

7.   Covenants

7.1   From the date hereof until the Closing, each Party to this Agreement agrees to provide reasonable cooperation to the other Party in the performance of all obligations under this Agreement.  Each Party shall use its reasonable efforts to satisfy or cause to be satisfied, at or prior to the Closing, the conditions to the other Party’s Closing obligations under this Agreement.

7.2   From the date hereof until the Closing, BLUESTONE shall, permit representatives of POWER-SAVE to have full access to all premises, properties, books and records, Contracts, tax records, and documents of or pertaining to BLUESTONE or relating to the Acquired Assets.  Subject to the provisions of Section 11 hereof, all information provided to any of POWER-SAVE and all information to which either of POWER-SAVE shall have access under this Section shall be considered the Confidential Information of BLUESTONE.

7.3   From the date hereof until the Closing, BLUESTONE shall, permit the Auditors to have full access to all premises, properties, books and records, contracts, tax records, and documents of or pertaining to BLUESTONE or relating to the Acquired Assets.  BLUESTONE shall cooperate with the Auditors in the conduct of the Audit and take such actions as the Auditors may reasonably request.  Subject to the provisions of Section 11 hereof, (a) all information provided to the Auditors and all information to which the Auditors shall have access under this Section shall be considered the Confidential Information of BLUESTONE and (b) POWER-SAVE shall cause the Auditors to comply with the provisions of Section 11 hereof.  All costs and expenses of the Audit shall be paid by POWER-SAVE.

7.4   BLUESTONE shall comply timely with each and every covenant, obligation and agreement under this Agreement.

7.5   From the date hereof until the Closing, unless POWER-SAVE shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, BLUESTONE shall not take any action that would require BLUESTONE to schedule an exception to its representations or warranties under Section 4 of this Agreement.

7.6   From the date hereof until the Closing, BLUESTONE shall disclose to POWER-SAVE as soon as practicable any change in circumstances of BLUESTONE or event prior to the Closing Date that may affect the truthfulness, accuracy and completeness of the representations and warranties made by BLUESTONE in Section 4 of this Agreement.

7.7   POWER-SAVE may, but shall not be required, to, offer employment to any employees of BLUESTONE.  Any employees of BLUESTONE who accept such employment will be employed in accordance with the standard employee policies and practices of POWER-SAVE, but nothing contained in this Section 7.7 shall be deemed to create an employment contract between POWER-SAVE and any such personnel.  Notwithstanding anything to the contrary contained in this Agreement, unless otherwise provided in a separate agreement between POWER-SAVE and such employee, all such employees shall be employees at will and nothing expressed or implied in this Agreement will obligate POWER-SAVE to provide continued employment to any such employee for any specific period of time following the Closing Date.

7.8   From the date hereof until the Closing, BLUESTONE will not, without the prior written consent of POWER-SAVE, directly or indirectly: (a) issue any Equity Interests, sell all or any material portion of its assets, or merge or consolidate with any Person, (each of such actions being an “Acquisition Proposal”); (b) solicit offers for, offer up or seek any Acquisition Proposal; (c) initiate, encourage or provide any documents or information to any third party in connection with, or negotiate with any Person regarding any inquiries, proposals or offers relating to any Acquisition Proposal; or (d) enter into any agreement or discussions with any Person (other than POWER-SAVE) with respect to any Acquisition Proposal.  Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.8 by any Affiliate, agent or representative of BLUESTONE shall be a breach of Section 7.8 by the applicable Party.  Upon execution of this Agreement, BLUESTONE shall, and shall cause their respective Affiliates, agents and representatives to, cease immediately and cause to be terminated any and all existing discussions or negotiations with any Persons conducted heretofore with respect to an Acquisition Proposal and promptly request that all Confidential Information with respect thereto furnished on behalf of BLUESTONE be returned.

7.9   BLUESTONE shall cooperate with POWER-SAVE in the preparation of any and all reports that POWER-SAVE is required to file with the SEC, including any current reports on Form 8-K required to be filed regarding the execution of this Agreement or the Closing, and take such actions as POWER-SAVE may reasonably request in connection therewith.  POWER-SAVE hereby covenants that it shall diligently work to complete the preparation of any and all reports required to be filed with the SEC by POWER-SAVE as promptly as practicable.

8.   Conditions Precedent to the Obligations of POWER-SAVE

The obligation of POWER-SAVE to purchase the Acquired Assets at the Closing Date are, at its option, subject to fulfillment or waiver by POWER-SAVE of each of the following conditions:

8.1   Each representation and warranty of BLUESTONE contained in this Agreement (including any exhibit, schedule or other agreement or document delivered pursuant hereto) shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, Material Adverse Effect or similar phrases, in which case such representations and warranties shall be true and complete in all respects) on and as of the Closing Date and BLUESTONE shall have performed or complied in all material respects with all agreements required by this Agreement to be performed or complied with by BLUESTONE prior to or at the Closing.

8.2   Since the date of this Agreement, there shall have been no material adverse changes in BLUESTONE’s assets (including, but not limited to, the Acquired Assets) or in the financial condition, operations, or prospects of BLUESTONE.

8.3   All Consents or amendments listed in Schedule 8.3 to the BLUESTONE Disclosure Schedule have been filed, made or obtained and all waiting periods specified by law with respect thereto shall have expired or been terminated.

8.4   POWER-SAVE shall have conducted, at its expense, a due diligence examination of the Acquired Assets and, in its sole discretion, shall be satisfied with the results of its review.

8.5   Auditor, at POWER-SAVE’s request and expense, shall have completed the Audit to the satisfaction of POWER-SAVE in its sole discretion, and issued its opinion without qualification, and such Audit shall indicate that BLUESTONE is solvent and that the financial statements of BLUESTONE, as audited, shall be in all material respects consistent with the BLUESTONE Financial Statements.

8.6   POWER-SAVE shall have prepared for filing, to its reasonable satisfaction, a current report on Form 8-K to announce the Closing, and shall have verified to its reasonable satisfaction, the information about BLUESTONE contained in such current report on Form 8-K.

8.7   No Proceeding shall be pending or threatened before any court or Governmental Body that presents a substantial risk of the restraint or rescission of the transactions contemplated by this Agreement or that imposes a substantial risk to POWER-SAVE’s ability to obtain title to and possession of the Acquired Assets on the terms and conditions contemplated by this Agreement.

8.8   All actions required to be taken by BLUESTONE to authorize the execution, delivery and performance of this Agreement, shall have been duly and validly taken.

8.9   At Closing, all the Acquired Assets shall have been transferred and delivered to POWER-SAVE.

8.10   The following, in form and substance reasonably acceptable to POWER-SAVE, shall have been delivered to POWER-SAVE at or before Closing:

(a)   A bill of sale, assignment and assumption agreement, executed by BLUESTONE, and all the Acquired Assets shall have been transferred and delivered to POWER-SAVE;

(b)   A certificate from BLUESTONE certifying the conditions described in Sections 8.1, 8.2 and 8.3  above have been satisfied;

(c)   A certificate executed by an officer of BLUESTONE including a complete and accurate list of all Accounts Receivable, Accounts Payable and Inventory as of the Closing Date, and setting forth the aging of such Accounts Receivable and Accounts Payable (the “Closing Assets Schedule”);

(d)   At the Closing, POWER-SAVE shall have instructed its Transfer Agent to deliver to BLUESTONE Shareholders certificate(s) in the name of BLUESTONE Shareholders representing the Closing Shares.

(e)   Such other documents as POWER-SAVE may reasonably request.

9.   Conditions Precedent to the Obligations of BLUESTONE

The obligation of BLUESTONE to sell the Acquired Assets at the Closing Date are, at its option, subject to fulfillment or waiver by BLUESTONE of each of the following conditions:

9.1   All representations and warranties of POWER-SAVE made in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date, and POWER-SAVE shall have performed or complied in all material respects (except to the extent such representations and warranties are qualified by materiality, Material Adverse Effect or similar phrases, in which case such representations and warranties shall be true and complete in all respects) with all agreements required by this Agreement to be performed or complied with by POWER-SAVE prior to or at the Closing.

9.2               POWER-SAVE shall certify that it is not the subject of any unresolved claims or contingent liabilities.

9.3   At the Closing, POWER-SAVE shall have instructed its Transfer Agent to deliver to BLUESTONE Shareholders certificate(s) in the name of BLUESTONE Shareholders representing the POWER-SAVE Closing Shares.

10.   Further Assurance

Following the Closing, BLUESTONE agrees to take such actions and execute, acknowledge and deliver to POWER-SAVE such further instruments of assignment, conveyance and transfer and take any other action as POWER-SAVE may reasonably request in order to more effectively convey, sell, transfer and assign to POWER-SAVE its right, title and interest in and to any of the Acquired Assets, to confirm the title of POWER-SAVE thereto, and to assist POWER-SAVE in exercising rights with respect to the Acquired Assets.

11.   Confidentiality

11.1   From the date hereof until the Closing, no Party to this Agreement shall use or disclose to any Person, directly or indirectly, any Confidential Information of any other Party to this Agreement; provided, however that the foregoing restriction shall not apply to the extent that: (a) such use or disclosure is required by an Order of a court of competent jurisdiction (provided that the Party who has received the Confidential Information (the “Receiving Party”) must promptly give the Party who disclosed the Confidential Information (the “Disclosing Party”) written notice of such Order), (b) such use or disclosure is authorized in writing by the Disclosing Party, (c) on or before the time of the alleged breach, the Confidential Information has been received by the Receiving Party from a third party without breach of a nondisclosure obligation of the third party, (d) on or before the time of the alleged breach, the Confidential Information has been disclosed to the public by the Disclosing Party or has otherwise become generally available to the public other than through a disclosure by a Receiving Party or by a Person acting in concert with such Person, or (e) such Confidential Information is required to be disclosed in any reports that POWER-SAVE is required to file with the SEC, including any current reports on Form 8-K required to be filed regarding the execution of this Agreement or the Closing.  Notwithstanding the foregoing, each Party may make Confidential Information available to their respective counsel, accountants and financial advisors; provided that the Receiving Party shall be liable for any unauthorized disclosure by such Persons.  With respect to Confidential Information of BLUESTONE that is related to the Acquired Assets, following the Closing such Confidential Information shall be deemed the Confidential Information of POWER-SAVE, with the effect that POWER-SAVE shall not be bound by any obligations under this Section 11 with respect to such Confidential Information, but the BLUESTONE and the Equity Parties shall be bound as required by Section 11.2.

11.2   BLUESTONE shall at any time after the Closing use or disclose to any Person, directly or indirectly, any Confidential Information of POWER-SAVE; provided, however that the foregoing restriction shall not apply to the extent that: (a) such use or disclosure is necessary to the performance of services for POWER-SAVE during the period that he or it is so employed, (b) such use or disclosure is required by an Order of a court of competent jurisdiction (provided that BLUESTONE must promptly give POWER-SAVE written notice of such Order), (c) such use or disclosure is authorized in writing by the Chief Executive Officer of POWER-SAVE, (d) on or before the time of the alleged breach, the Confidential Information has been received by BLUESTONE from a third party without breach of a nondisclosure obligation of the third party, or (e) on or before the time of the alleged breach, the Confidential Information has been disclosed to the public by POWER-SAVE or has otherwise become generally available to the public other than through a disclosure by BLUESTONE or by a Person acting in concert with such Person.

11.3   Each Party acknowledges that, in the event of any breach of the provisions of this Section 11, the Disclosing Party whose Confidential Information has been disclosed (the “Injured Party”) by the Receiving Party might not be fully or adequately compensated by recovery of damages alone.  Accordingly, each Party agrees that, in addition to any other relief to which the Injured Party may become entitled, the Injured Party will be entitled to temporary and permanent injunctive and other equitable relief, and that evidence of any breach of this Agreement will constitute, for the purposes of all judicial determinations of the issues of injunctive relief, conclusive proof of all elements necessary to entitle Injured Party to temporary and permanent injunctive relief against the party in breach.

12.   Survival of Representations and Warranties

12.1   All representations and warranties made by each of the Parties hereto shall survive the Closing for a period of 24 months after the Closing Date, except that:

(a)   Representations and warranties that are made fraudulently (as defined under common law) or in Sections 4.1 (Conduct of Business), 4.2 (BLUESTONE Authorization), 4.3 (Ownership), and 4.4 (Capitalization), Section 5 (Securities Representations) and Section 6.2 (POWER-SAVE Authorization) shall survive forever; and

(b)   Representations and warranties that are contained in the following sections of this Agreement shall survive for the applicable statute of limitations: 4.9 (Compliance), 4.10 (Taxes), 4.19 (Hazardous Substances), and 4.21 (Employment).

12.2   A claim with respect to a breach of a representation or a warranty shall not be foreclosed if the maker of such claim shall have made such claim in writing to the other Party prior to the expiration of the survival period described above.

13.   Indemnification

13.1   BLUESTONE agrees to indemnify, defend and hold harmless POWER-SAVE and their respective directors, officers, employees, shareholders and Affiliates of POWER-SAVE, acting in their capacities as such (collectively, the “BLUESTONE Indemnified Parties”), against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties, and reasonable attorneys’ fees (“Damages”), incurred by the BLUESTONE Indemnified Parties arising, resulting from, or relating to:

(a)   all claims, Indebtedness, Taxes, obligations, commitments and Liabilities of BLUESTONE arising before or after the Closing, including without limitation all Proceedings to which BLUESTONE is a party as of the Closing, other than the Assumed Obligations;

(b)   all claims, obligations and Liabilities arising after the Closing Date resulting from the breach by a current or former employee, consultant or Affiliate of BLUESTONE of any confidentiality, non-disclosure, non-circumvention or similar obligations arising out of any Assumed Contracts;

(c)   any breach of the representations or warranties made by BLUESTONE under this Agreement or any certificate, instrument or writing delivered in connection therewith;

(d)   any default by BLUESTONE in the performance of any of its, his or their respective obligations under this Agreement;

(e)   any attempt (whether or not successful) by any Person to cause or require a BLUESTONE Indemnified Party to pay or discharge any claim, Indebtedness, Tax, obligation, commitment or Liability of BLUESTONE, to the extent not included in the Assumed Obligations; or

(f)   any claim, dispute, Proceeding, compromise, settlement, assessment or judgment arising out of any of the matters indemnified against in this Section 13.1.  If, by reason of the claim of any third party relating to any of the matters subject to indemnification under this Section 13.1, an Encumbrance, attachment, garnishment or execution is placed upon any of the property or assets of any BLUESTONE Indemnified Party, the BLUESTONE shall also, promptly upon demand, furnish an indemnity bond satisfactory to the Indemnified Party to obtain the prompt release of such Encumbrance, attachment, garnishment or execution.

13.2   POWER-SAVE agrees to indemnify, defend and hold harmless BLUESTONE and each of their respective directors, officers, managers, employees, and Affiliates, acting in their capacities as such (collectively, the “POWER-SAVE Indemnified Parties”), against any and all Damages, incurred by any of Indemnified Parties arising, resulting from, or relating to:

(a)   all claims, Indebtedness, Taxes, obligations, commitments and Liabilities of POWER-SAVE arising before or after the Closing unless and to the extent such claim, Indebtedness, Tax, obligation, commitment or Liability results from or arises in connection with the breach of any of the representations, warranties, covenants or agreements made by BLUESTONE under this Agreement or any schedule or exhibit thereto or any certificate or instrument delivered in connection therewith;

(b)   the Assumed Obligations;

(c)   any breach of the representations or warranties made by POWER-SAVE under this Agreement or any certificate, instrument or writing delivered in connection therewith;

(d)   any default by any of POWER-SAVE in the performance of any of their obligations under this Agreement;

(e)   any attempt (whether or not successful) by any Person to cause or require any of the Indemnified Parties to pay or discharge any claim, Indebtedness, Tax, obligation, commitment or Liability of POWER-SAVE; or

(f)   any claim, dispute, Proceeding, compromise, settlement, assessment or judgment arising out of any of the matters indemnified against in this Section 13.2.  If, by reason of the claim of any third party relating to any of the matters subject to indemnification under this Section 13.2, an Encumbrance, attachment, garnishment or execution is placed upon any of the property or assets of any POWER-SAVE Indemnified Party, POWER-SAVE shall also, promptly upon demand, furnish an indemnity bond satisfactory to POWER-SAVE Indemnified Party to obtain the prompt release of such Encumbrance, attachment, garnishment or execution.

13.3   No claims shall be made by an BLUESTONE Indemnified Party for indemnification from BLUESTONE pursuant to Section 13.1(c), or by a POWER-SAVE Indemnified Party for indemnification from POWER-SAVE pursuant to Section 13.2(c), after the survival period for such representation and warranty under Section 12 of this Agreement.

13.4   If a claim for Damages (a “Claim”) is to be made by a party entitled to indemnification hereunder (an “Indemnified Party”) against the indemnifying party (the “Indemnifying Party”), the Indemnified Party shall give written notice (a “Claim Notice”) to the Indemnifying Party, which notice shall specify whether the Claim arises as a result of a claim by a Person that is not a Party to this Agreement against the Indemnified Party (a “Third-Party Claim”) or whether the Claim does not so arise (a “Direct Claim”), and shall also specify (to the extent that the information is available) the factual basis for the Claim and the amount of the Damages, if known.

13.5   If a Claim is a Third-Party Claim under this Section 13, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation unless (and only to the extent) that the Indemnifying Party thereby is damaged.  With respect to a Third-Party Claim:

(a)   If after receipt of the Claim Notice the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such Third-Party Claim, the Indemnifying Party shall be entitled, if it so elects at its own cost, risk and expense, and subject to the rights of an insurer or other Person having liability therefor, (i) to take control of the defense and investigation of such Claim; (ii) to employ and engage attorneys of its own choice, but, in any event, reasonably acceptable to the Indemnified Party, to handle and defend the same unless the named parties to such Claim (including, without limitation, any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, in which event the Indemnified Party shall be entitled, at the Indemnifying Party’s cost, risk and expense, to one firm of separate counsel of its own choosing; and (iii) to compromise or settle such action, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed, and provided that such compromise or settlement requires no payment obligation by the Indemnified Party (unless the Indemnifying Party concurrently pays to the Indemnified Party the full amount of such payment obligation).

(b)   The Indemnified Party may, in its sole discretion and at its sole cost, employ counsel to represent it (in addition to counsel employed by the Indemnifying Party, at its own expense) in any such matter, and in such event counsel selected by the Indemnifying Party shall be required to cooperate with such counsel of the Indemnified Party in such defense, compromise or settlement for the purpose of informing and sharing information with such Indemnified Party.  In any such Third-Party Claim, the Indemnified Party will, at its own expense, make available to the Indemnifying Party those employees of the Indemnified Party or its Affiliates whose assistance, testimony or presence is necessary to assist the Indemnifying Party in evaluating and in defending any such Proceeding; provided, however, that any such access shall be conducted in such a manner as not to interfere with the operations of the businesses of the Indemnified Party and its Affiliates.

(c)   If the Indemnifying Party fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party’s cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party.  If the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.  The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 13.7 and for any final judgment (subject to any right of appeal) and the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any Damages by reason of such settlement or judgment.

14.   Termination of Agreement

14.1   This Agreement may be terminated prior to the Closing as provided below:

(a)  The parties hereto may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

(b)   Subject to Section 14.2, POWER-SAVE may terminate this Agreement by giving written notice to BLUESTONE and BLUESTONE Shareholders at any time prior to the Closing Date in the event BLUESTONE is in breach, and BLUESTONE may terminate this Agreement by giving written notice to POWER-SAVE at any time prior to the Closing Date in the event POWER-SAVE is in breach, of any material representation, warranty, or covenant contained in this Agreement; provided, however, that the Party in breach shall have 10 calendar days from the date of such written notice to cure such breach; or

(c)   POWER-SAVE, BLUESTONE or BLUESTONE Shareholders may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing Date if the Closing shall not have occurred on or before February 29, 2012, by reason of the failure of any condition precedent under Section 8 or 9 above, as applicable (unless the failure results primarily from the terminating Party itself breaching any representation, warranty, or covenant contained in this Agreement).

15.   General Provisions

15.1   Construction.  This Agreement shall be construed in accordance with the laws of the State of California, United States of America, without giving effect to the principles of conflicts of law thereof.

15.2   Notices.  All notices, requests, demands and other communications contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States express, certified or registered mail, postage prepaid, addressed to the following parties, their successors in interest or their permitted assignees at the following address, or such addresses as the parties may designate by written notice in this manner aforesaid.

BLUESTONE:	BLUESTONE, S.A.

POWER-SAVE:	POWER-SAVE ENERGY CORP.

15.3   Assignments.  This Agreement shall not be assignable by any Party without the prior written consent of the other Parties.

15.4   Expenses.  Except as otherwise provided in this Agreement, each Party to this Agreement shall bear his or its own costs and expenses incurred in connection with this Agreement.  Notwithstanding anything in this Agreement to the contrary, POWER-SAVE shall be solely responsible for the payment of all costs and expenses of the Audit.

15.5   Remedies.  Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement is intended to be exclusive, and each Party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise.  The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

15.6   Arbitration of Disputes

(a)   Each Party is required to notify the other Party, in writing, of any dispute, claim, or controversy arising out of this Agreement.  As to disputes related to indemnification, the Parties will provide written notice in accordance with this Agreement.  As to all other disputes, the Parties will provide notice in the form of a written description of the basis for the dispute and the remedy sought, delivered in accordance with this Agreement.  Other than breaches or threatened breaches relating to the obligations set forth in Section 11 (Confidentiality) hereof, if, within thirty (30) days after delivery of the notice, the Parties are unable to resolve the dispute, then any Party may submit the dispute to binding arbitration.

(b)   Other than breaches or threatened breaches relating to the obligations set forth in Section 12 (Confidentiality)  hereof, any dispute, claim, or controversy arising out of this Agreement which cannot be resolved by the Parties as set forth above, including but not limited to Claim for indemnifications made pursuant to Section 13, will be determined by binding arbitration according to the Rules of International Commercial Arbitration of the Arbitration and Mediation Center of the Santiago Chamber of Commerce in effect at the time of the arbitration.  The number of arbitrators shall be one, the place of the arbitration shall be Santiago, Chile, and the language of the arbitration shall be English.  The law governing the agreement shall be the substantive law of the state of California, United States of America.

(c)   The arbitrator will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing Parties about the subject matter of the dispute.  In an arbitration regarding a Claim for indemnification, the decision of the arbitrator as to the validity and amount of any such Claim for indemnification will be subject to the limitations set forth in this Agreement and final, binding, and conclusive upon the Parties.  In an arbitration to resolve any other dispute, claim, or controversy arising out of this Agreement, the decision of the arbitrator will be final, binding, and conclusive upon the Parties.

(d)   The decision of the arbitrator will be written and will be supported by written findings of fact and conclusions which will set forth the award, judgment, decree or order awarded by the arbitrator.  As part of such award, the prevailing Party (as determined by the arbitrator) will be awarded legal fees and expenses incurred in conjunction with the dispute and the losing Party will be required to pay the arbitrator’s fees and the administrative fee of the arbitrator.  All payments required by the decision of the arbitrator will be made within thirty (30) days after the decision of the arbitrator is rendered.  Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.

(e)   The rights and remedies of the Parties hereto will be cumulative (and not alternative).  The Parties agree that, in the event of any breach or threatened breach by any Party of any of the obligations set forth in Sections 11 (Confidentiality)  hereof for the benefit of any other Party, such other Party will be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach in an arbitration instituted pursuant to this Section 15.6.

15.7   Attorneys’ Fees.  Should any Party hereto retain counsel for the purpose of enforcing, or, when there are reasonable facts to indicate a potential material breach, preventing the breach of any provision hereof including the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such Party’s rights or obligations hereunder, then, if such matter is settled by arbitration or judicial determination, the prevailing Party shall be entitled to be reimbursed by the losing Party for all costs and expenses incurred thereby, including reasonable attorneys’ fees for the services rendered to such prevailing Party.

15.8   Entire Agreement.  This Agreement and the exhibits and other documents specifically referred to herein or required to be delivered pursuant to the terms of this Agreement represent the entire agreement of the Parties hereto with respect to the subject matter hereof, and supersede all prior agreements, understandings, discussions, negotiations and commitments of any kind.  This Agreement may not be amended or supplement, nor may any rights hereunder be waived, except in writing signed by each of the Parties affected thereby.  This Agreement is solely for the benefit of the Parties hereto and, to the extent provided herein, their respective estates, heirs, successors, Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

15.9   Section Headings.  The section headings in this Agreement are conveniences only, are not a part of this Agreement and shall not be used in construing it.

15.10   Severability.  In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or enforceability of any other provision or part of this Agreement.

15.11   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties have duly executed this Share Exchange Agreement as of the date first above written.

BLUESTONE, S.A.

By:	/s/ Angelique de Maison
By: Angelique de Maison
Its: Director

POWER-SAVE ENERGY COMPANY

By:	/s/ Michael Forster
By: Michael Forster, Chief Executive Officer

APPENDIX I

“Accounts Payable” shall mean trade payables incurred by BLUESTONE prior to the Closing Date in the ordinary course of business (and not otherwise paid prior to the Closing Date).

“Accounts Receivable” shall mean all accounts, notes and other receivables accrued to BLUESTONE prior to the Closing Date.

“Acquired Intellectual Property” shall mean all Intellectual Property owned or licensed by BLUESTONE, which shall include, without limitation, (i) all Intellectual Property identified on Schedule 1.1(c); (ii) the name “BLUESTONE, S.A.” and any derivations thereof; (iii) all trademarks, service marks, trade dress, logos, trade names and Internet domain names together with all goodwill associated therewith, including, without limitation, the use of all translations, adaptations, derivations and combinations of the foregoing, of BLUESTONE, including but not limited to any trademarks, service marks, trade dress or logos associated with the “BLUESTONE, S.A.” brand; (iv) copyrights and copyrightable works (including without limitation, web sites) and all registrations, applications and renewals for any of the foregoing of BLUESTONE; and (v) all telephone numbers and all facsimile numbers that BLUESTONE identifies or advertises in the ordinary course of business to its customers or the general public as those to be used for contacting BLUESTONE.

“Acquisition Proposal” shall have the meaning set forth in Section 7.8.

“Affiliate” with respect to any Person, shall mean (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the capital stock or equity of such Person; (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, (iii) each of such Person’s officers, directors, joint venturers and partners, (iv) any trust or beneficiary of a trust of which such Person is the sole trustee, or (v) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of such Person (or any trust for the benefit of such Person).  For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of their management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the introduction.

 “Assumed Contracts” shall have the meaning set forth in Section 1.1 (a).

“Assumed Obligations” shall have the meaning set forth in Section 1.6.

“Audit” shall mean the unqualified audit to be conducted by the Auditor on the financial statements of POWER-SAVE as reasonably required by POWER-SAVE in order to satisfy POWER-SAVE’s reporting obligations with the SEC.

“Auditor” shall mean the independent public accountant selected by BLUESTONE (and approved by POWER-SAVE) to conduct the Audit.

“Bank Accounts” shall mean all of the bank deposits in the name or for the benefit of BLUESTONE.

 “Bulk Sales Laws” shall have the meaning set forth in Section 13.3.

“Business Day” shall mean any day of the week other than a Saturday, Sunday, or a legal holiday, or a bank holiday in the State of California.

“POWER-SAVE” shall have the meaning set forth in the introduction.

 “Charter Documents” shall mean (i) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (iv) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of any other Person; and (vi) any amendment to any of the foregoing.

“Claim” shall have the meaning set forth in Section 13.6.

“Claim Notice” shall have the meaning set forth in Section 13.6.

“Closing” shall have the meaning set forth in Section 3.

“Closing Asset Schedule” shall have the meaning set forth in Section 8.10(c).

“Closing Date”  shall have the meaning set forth in Section 3.

“Closing Shares” shall have the meaning set forth in Section 2.1(b).

“Common Stock” shall mean for POWER-SAVE the common stock, par value $0.001 per share, of POWER-SAVE Energy Corp. as it exists as of the Effective Date and all securities and other property into which the Common Stock may be converted or for which it may be exchanged after the Effective Date and for BLUESTONE and the BLUESTONE Shareholders, the common stock of BLUESTONE, S.A., Ltd. as it exists as of the Effective Date and all securities and other property into which the Common Stock may be converted or for which it may be exchanged after the Effective Date.

“Confidential Information” shall mean any information which is not public knowledge regarding POWER-SAVE, BLUESTONE, or any third party with whom any of the Parties does business or from whom such Party receives information, including but not limited to any business secret, trade secret, financial information, proprietary software, internal procedure, business plan, marketing plan, pricing strategy or policy, supplier list, or customer list.

“Consent” shall mean any approval, consent, ratification, waiver, Governmental Authorization or other authorization.

“Contract” shall mean any agreement, contract, commitment, lease obligation, promise, arrangement, understanding, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Damages” shall have the meaning set forth in Section 13.1.

“Disclosing Party” shall have the meaning set forth in Section 11.1.

“Direct Claim” shall have the meaning set forth in Section 13.6.

 “Employee Benefit Plan” with respect to any Person shall mean any plan, arrangement or Contract providing compensation or benefits to, for or on behalf of employees and/or directors of such Person, including employment, deferred compensation, retirement or severance Contracts; plans pursuant to which equity securities of such Person or an Affiliate of such Person are issued, including stock purchase, stock option, stock appreciation rights plans; bonus, severance or incentive compensation plans or arrangements; supplemental unemployment benefit, hospitalization or other medical, life or other insurance; and all “employee benefit plans,” within the meaning of Section 3(3) of ERISA maintained by, contributed to (or required to be contributed to), or sponsored by such Person.

“Encumbrance” shall mean any liens, security interests, pledges, charges, mortgages, conditional sales agreements, title retention agreements and other encumbrances.

 “Equity Interest” shall mean (i) with respect to a corporation, any and all shares of capital stock and Stock Equivalents, (ii) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests and any Stock Equivalents and (iii) any other equity ownership or participation in a Person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value of the Common Stock” on any date shall be the average of the closing or last reported sales prices of the Common Stock on the 10 trading day period ending on such date (or if closing or last reported prices are not reported on a particular date, the average of the closing bid and asked prices on such date), in case as reported on a recognized reporting service (such as Yahoo Finance); provided, however, that if the Common Stock is restricted or is not listed on a national securities exchange or authorized for quotation of the OTC Bulletin Board or Pink Sheets, the fair market value shall be the amount determined in good faith by the Board of Directors of POWER-SAVE.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authorization” shall mean any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” shall mean any: (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Hazardous Substance” shall mean any toxic or hazardous substances, materials or wastes, any petroleum or oil or any pollutant.

“Indebtedness” shall mean, as applied to any Person, all indebtedness of such Person to any other Person for borrowed money, whether current or funded, or secured or unsecured and all such Indebtedness of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured against loss.  Indebtedness shall not include trade payables or other indebtedness (except for borrowings) incurred in the ordinary course of business consistent with past practice.

“Indemnified Party” shall have the meaning set forth in Section 13.6.

“Indemnifying Party” shall have the meaning set forth in Section 13.6.

“Injured Party” shall have the meaning set forth in Section 11.3.

“Intellectual Property” shall mean each of the following:  (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, revision, extension or reexamination thereof (collectively, “Patents”); (ii) trademarks, service marks, trade dress, logos, trade names, and Internet domain names together with all goodwill associated therewith, and the use of all translations, adaptations, derivations and combinations of any and all the foregoing (collectively, “Marks”); (iii) copyrights and copyrightable works (including, without limitation, web sites) and all registrations, applications and renewals for any of the foregoing (collectively, “Copyrights”); (iv) information not generally known to the public or that would constitute a trade secret under the Uniform Trade Secrets Act, and confidential information (including, without limitation, know-how, research and development information, designs, plans, proposals, technical data, financial, business and marketing plans, sales and promotional literature, and customer and supplier lists and related information) (collectively, “Trade Secrets”); (v) other intellectual property rights; (vi) all copies and tangible embodiments of the foregoing (in whatever form or medium), along with all income, royalties, damages and payments due or payable after the Closing including, without limitation, damages and payments for past or future infringements or misappropriations thereof; (vii) the right to sue and recover for past infringements or misappropriations thereof; (viii) any defenses related to any of the above; and (ix) any and all corresponding rights that, now or hereafter, may be secured throughout the world.

“Inventory” shall mean all inventory held by BLUESTONE for sale as of the Closing, but excluding obsolete, discontinued, damaged and returned goods.

“Knowledge” shall mean and an individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter.  A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, executor, trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

“Material Adverse Effect” means, when used in connection with BLUESTONE, any change or effect that is materially adverse to the Acquired Assets, the BLUESTONE Business or BLUESTONE’s operations, assets, financial condition or prospects, taken as a whole.

“Order” shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

“Party” shall mean a party to this Agreement.

“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

 “Proceeding” shall mean any action, arbitration, audit, claim, demand, hearing, investigation, inquiry, litigation, suit or appeal (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Purchase Price” shall have the meaning set forth in Section 2.1.

“Receiving Party” shall have the meaning set forth in Section 11.1.

 “SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“BLUESTONE Disclosure Schedule” shall mean a schedule delivered by BLUESTONE to POWER-SAVE concurrently with or prior to BLUESTONE’s execution and delivery of this Agreement, which schedule sets forth exceptions to, or contains the schedules specifically referenced in, the representations and warranties in Section 4 of this Agreement.

“BLUESTONE Financial Statements” shall mean the unaudited financial statements of BLUESTONE for the fiscal year ended December 31, 2009 and the eight-month period ended August 31, 2010, included in the BLUESTONE Disclosure Schedule.

“BLUESTONE Indemnified Parties” shall have the meaning set forth in Section 13.1.

“BLUESTONE Business” shall have the meaning set forth in the recitals.

“BLUESTONE Shareholders” shall mean the shareholders of BLUESTONE’s outstanding Common Stock.

“Shares” shall mean the Closing Shares and the Earn-Out Shares.

 “Software” means each of the following: computer programs, known by any name, whether in use or under development, including all versions thereof, and all related documentation, training manuals and materials, user manuals, technical and support documentation, source code and object code, tools, program files, data files, computer related data, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, development tools, maintenance tools, system designs, program structure, sequence and organizations, screen displays and report layouts, and all other material related to the said computer programs.

“Stock Equivalents” of any Person shall mean options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity interests of such Person.

 “Tax” or “Taxes” shall mean:  (a) any income, corporation, gross receipts, business, profits, gains, capital stock, capital duty, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, excise, occupation, sales, use, value added, payroll, premium, property, or windfall profits tax, estimated, ad valorem or excise tax, alternative or add-on minimum tax or other similar tax (including, without limitation, any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any Governmental Body; and (b) any Liability for the payment of any amount of the type described in clause (a) as a result of BLUESTONE being a successor to or transferee of any other corporation at any time on or prior to the Closing Date, and any interest, penalties, additions to tax (whether imposed by law, contractual agreement or otherwise) and any Liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

“Tax Return” or “Tax Returns” shall mean any or all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and any claims for refunds of Taxes, including any amendments or supplements to any of the foregoing.

“Third-Party Claim” shall have the meaning set forth in Section 13.6.

“Transfer” shall mean sell, assign, transfer, pledge, license, grant a security interest in, or otherwise dispose of, with or without consideration, and “Transferred” shall have a correlative meaning.

APPENDIX II